UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2021

KANSAS CITY SOUTHERN

(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(816) 983-1303

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Preferred Stock, par value $25 per share, 4%, Noncumulative	KSU	New York Stock Exchange
Common Stock, $.01 par value per share	KSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note.

As previously reported, on September 15, 2021, Kansas City Southern, a Delaware corporation, Canadian Pacific Railway Limited (“Canadian Pacific”), Cygnus Merger Sub 1 Corporation, a direct wholly owned subsidiary of Canadian Pacific (“Surviving Merger Sub”) and Cygnus Merger Sub 2 Corporation, a direct wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub” and, together with Surviving Merger Sub, the “Merger Subs”) entered into an Agreement and Plan of Merger (“Merger Agreement”) that provides for the acquisition of Kansas City Southern by the Canadian Pacific.

On December 14, 2021, on the terms set forth in the Merger Agreement, (1) First Merger Sub merged with and into Kansas City Southern (the “First Merger”) with Kansas City Southern surviving the First Merger as a wholly owned subsidiary of Surviving Merger Sub, and (2) immediately following the effective time of the First Merger (the “Effective Time”), Kansas City Southern merged with and into Surviving Merger Sub (the “Second Merger,” and, together with the First Merger, the “Mergers”) with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of Canadian Pacific (“Second Surviving Corporation”). Upon the effective time of the Second Merger (the “Second Effective Time”), Second Surviving Corporation was renamed “Kansas City Southern” and, as the successor company of Kansas City Southern, continued to own the assets of Kansas City Southern as of prior to the Effective Time. Following the consummation of the Mergers, Canadian Pacific caused the contribution, directly and indirectly, of all of the outstanding shares of capital stock of the Second Surviving Corporation to Cygnus Holding Corp., a Delaware corporation and an indirect wholly owned subsidiary of Canadian Pacific (“Merger Holdco”), immediately following which Merger Holdco deposited all of the stock of the Second Surviving Corporation, as successor to Kansas City Southern into an independent, irrevocable voting trust (the “Voting Trust”) subject to the terms and conditions of a voting trust agreement (the “Voting Trust Agreement”), by and among Canadian Pacific, Merger Holdco and David L. Starling (the “Trustee”), pending receipt of the final and non-appealable approval or exemption by the Surface Transportation Board (the “STB”) of the transactions contemplated by the Merger Agreement pursuant to 49 U.S.C. § 11323 et seq. (“STB Final Approval”). The deposit of all of the stock of the Second Surviving Corporation into the Voting Trust, together with the Mergers, are referred to as the “Transaction”.

Item 1.01	Entry into a Material Definitive Agreement.

At the Second Effective Time, Kansas City Southern, the Second Surviving Corporation and U.S. Bank National Association, as trustee, entered into supplemental indentures (the “Supplemental Indentures”) to (i) the Indenture, dated as of April 29, 2019, (ii) the Indenture, dated as of October 29, 2013, (iii) the Indenture, dated as of July 27, 2015 and (iv) the Indenture, dated as of December 9, 2015 (each, as amended, supplemented or modified from time to time, an “Indenture”), in each case pursuant to which the Second Surviving Corporation assumed Kansas City Southern’s rights and obligations under each Indenture and the debt securities outstanding thereunder. In addition, at the Second Effective Time, Kansas City Southern, the Second Surviving Corporation and Bank of America, N.A., as administrative agent (the “Agent”), entered into an assumption agreement and joinder (the “Assumption Agreement”) pursuant to which the Second Surviving Corporation assumed Kansas City Southern’s rights and obligations under that certain Credit Agreement, dated as of March 8, 2019, among Kansas City Southern, the Agent and the other parties from time to time party thereto (as amended, supplemented or modified from time to time).

The foregoing descriptions of the Supplemental Indentures and Assumption Agreement are not complete and are qualified in their entirety by reference to such Supplemental Indentures or Assumption Agreement, as applicable, copies of which will be filed with the Second Surviving Corporation’s next Annual Report on Form 10-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the Effective Time, (i) each share of common stock, par value $0.01 per share, of Kansas City Southern (“KCS Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was converted into the right to receive (A) 2.884 common shares of Canadian Pacific (the “Share Consideration”) and (B) $90.00 in cash, without interest (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”), and (ii) each share of 4% noncumulative preferred stock of Kansas City Southern, par value $25.00 (the “KCS Preferred Stock”), issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was converted into the right to receive $37.50 per share in cash, without interest.

Each option to purchase shares of KCS Common Stock (“KCS Stock Option”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time, at the Effective Time, became fully vested and was converted into the right to receive an amount of cash equal to (i) the excess, if any of (A) the value of the Merger Consideration over (B) the per share exercise price of such option multiplied by (ii) the total number of shares of KCS Common Stock subject to such KCS Stock Option as of immediately prior to the Effective Time, less applicable tax withholding.

Each award of shares of KCS Common Stock granted subject to any vesting, forfeiture or other lapse restrictions (“KCS Restricted Share Award”) that was outstanding as of immediately prior to the Effective Time and was granted prior to March 21, 2021, at the Effective Time, became fully vested and was converted into the right to receive (i) the Merger Consideration in respect of each share of KCS Common Stock subject to such KCS Restricted Share Award as of immediately prior to the Effective Time and (ii) the accrued but unpaid cash dividends corresponding to each share of KCS Common Stock subject to such KCS Restricted Share Award, less applicable tax withholding.

Each KCS Restricted Share Award that is outstanding as of immediately prior to the Effective Time and was granted on or after March 21, 2021, at the Effective Time, was converted into an award that entitles the holder thereof, upon vesting, to receive (i) an amount in cash equal to the value of the Merger Consideration in respect of each share of KCS Common Stock subject to such KCS Restricted Share Award and (ii) the accrued but unpaid cash dividends corresponding to each share of KCS Common Stock subject to such KCS Restricted Share Award. Each such cash- based award has the same terms and conditions (including vesting terms and conditions) as applied to the corresponding KCS Restricted Share Award, except that such award will vest in full upon a qualifying termination.

Each award of performance shares that corresponds to shares of KCS Common Stock (“KCS Performance Share Award”) that is outstanding as of immediately prior to the Effective Time was, at the Effective Time, converted into an award that entitles the holder thereof, upon vesting, to receive an amount in cash equal to the value of the Merger Consideration multiplied by 200% of the target number of shares of KCS Common Stock covered by the KCS Performance Share Award as of immediately prior to the Effective Time. Each cash-based award has the same terms and conditions (including vesting terms and conditions) as applied to the corresponding KCS Performance Share Award, except that performance-based vesting conditions will no longer apply and the award will vest in full upon a qualifying termination.

Each award of director deferred stock that corresponds to shares of KCS Common Stock (“KCS Director Deferred Stock”) that is outstanding as of immediately prior to the Effective Time, was, at the Effective Time, converted into the right to receive the Merger Consideration, less applicable tax withholding.

The foregoing description of the Merger Agreement and the Transaction is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Kansas City Southern’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2021.

The information set forth in Introductory Note of this report is incorporated in this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2021, in connection with the completion of the Transaction, Kansas City Southern notified the New York Stock Exchange (the “NYSE”) that the Transaction had been completed and requested that trading of KCS Common Stock and KCS Preferred Stock on the NYSE be suspended prior to the opening of trading on December 14, 2021. In addition, Kansas City Southern requested that the NYSE file with the Securities and Exchange Commission

(the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 to delist the KCS Common Stock and the KCS Preferred Stock from the NYSE and deregister the KCS Common Stock and the KCS Preferred Stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on December 14, 2021. As a result, the KCS Common Stock and the KCS Preferred Stock will no longer be listed on the NYSE. In addition, Kansas City Southern intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of all Kansas City Southern securities registered under Section 12(g) of the Exchange Act and the suspension of Kansas City Southern’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Items 2.01 and 8.01 of this report is incorporated in this Item 3.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each holder of KCS Common Stock and KCS Preferred Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of Kansas City Southern, other than (except for certain excluded shares as described in the Merger Agreement) the right to receive merger consideration pursuant to the terms of the Merger Agreement.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this report is incorporated by reference in this Item 3.03.

Item 5.01	Changes in Control of Registrant.

At the Effective Time, a change in control of Kansas City Southern occurred and Kansas City Southern became a wholly owned subsidiary of Canadian Pacific.

The information set forth in Item 2.01 of this report is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By virtue of the Transaction, all of the directors of Surviving Merger Sub as of immediately prior to the Second Effective Time ceased to be directors on the board of directors of Surviving Merger Sub and any and all committees thereof, effective as of the Second Effective Time. From and after the Second Effective Time, the directors and officers of Kansas City Southern as of immediately prior to the Effective Time became the directors and officers of the Second Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the Second Effective Time, the certificate of incorporation and bylaws of Surviving Merger Sub, as in effect immediately prior to the Second Effective Time (amended, in each case, so that the name of the Second Surviving Corporation would be “Kansas City Southern”), were amended and restated as attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and became the certificate of incorporation and bylaws of the Second Surviving Corporation.

The information set forth in Item 2.01 of this report is incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

On December 14, 2021, Kansas City Southern issued a press release announcing the closing of the Transaction. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 15, 2021, by and among Kansas City Southern, Canadian Pacific Railroad Limited, Cygnus Merger Sub 1 Corporation and Cygnus Merger Sub 2 Corporation (incorporated by reference to Exhibit 2.1 to KCS’s Current Report on Form 8-K filed September 15, 2021)*

3.1	Amended and Restated Certificate of Incorporation of Kansas City Southern, dated December 14, 2021

3.2	Amended and Restated Bylaws of Kansas City Southern, dated December 14, 2021

99.1	Press Release of Kansas City Southern, dated December 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kansas City Southern hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that Kansas City Southern may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

Date: December 14, 2021

	By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: Senior Vice President - Chief Legal Officer & Corporate Secretary